Exhibit 3(a)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received		(FOR BUREAU USE ONLY)

MAY 16 2005		FILED

	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	MAY 16 2005

517-663-2525 Ref #	51382	Administrator

Attn: Cheryl J. Bixby		BUREAU OF COMMERCIAL SERVICES

MICHIGAN RUNNER SERVICE

P. O. Box 266	ZIP Code
Eaton Rapids, MI 48827		EFFECTIVE DATE:

Ç	Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	È

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigend corporation executes the following Certificate:

1.	The present name of the corporation is:	Pulte Homes, Inc.

2.	The identification number assigned by the Bureau is:	271-982

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

Article III

The total authorized shares:

	1.	Common Shares 400,000,000 Par Value Per Share $0.01
Preferred Shares 25,000,000 Par Value Per Share $0.01

COMPLETE ONLY ONE OF THE FOLLOWING:

4. (For amendments adopted by unanimous consent of Incorporators before the first meeting of the board of directors or trustees.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                                          ,                      , In accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)
The foregoing amendment to the Articles of Incorporation was duly adopted on the 12th day of May, 2005, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☑	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not Jess than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members Is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 12th day of May, 2005		Signed this _____day of____________,________

By	/s/ David M. Sherbin	By

	(Signature of an authorized officer or agent)	(Signature President, Vice-President, Chairperson or Vice-Chairperson)

David M. Sherbin, VP, General Counsel & Secretary

	(Type or Print Name)	(Type or Print Name)